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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
  Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

/ /   Definitive Proxy Statement

/x/   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Health-Chem Corporation
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                (Name of Registrant as Specified in Its Charter)


                                Andy E. Yurowitz
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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant


Payment of Filing Fee (Check the appropriate box):

      /x/   No fee required

      / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

            (a) Title of each class of securities to which transaction applies:

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            (b)   Aggregate number of securities to which transaction applies:

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            (c)   Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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            (d)   Proposed maximum aggregate value of transaction:

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            (e)   Total Fee Paid:

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      / / Fee Paid previously with preliminary materials.

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      / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                                ANDY E. YUROWITZ
                                8 Kupperman Lane
                             Monsey, New York 10952


                                                               November 22, 1999


                    ACT NOW TO CHANGE THE HEALTH-CHEM BOARD


Dear Fellow Stockholder:

      On Friday, December 10, 1999, Health-Chem Corporation ("Health-Chem") will hold its annual meeting of stockholders. This meeting is being held only after I sued Health-Chem and its directors in Delaware Chancery Court to force an annual meeting. I urge you to take advantage of this opportunity. Please read the enclosed proxy materials carefully and support my efforts to bring new management to Health-Chem. A change is long overdue.

      Under Marvin Speiser's leadership, the value of Health-Chem has been destroyed in the marketplace. Consider the following:

      o Health-Chem's common stock has gone from as high as 4-7/16 as recently as January 1994 (and 13 in March 1987) to a current bid of between 1/8 and 1/64 - i.e., approximately 2(cent)-13(cent) per share, a loss of between 97% and 99% of the stock's value.

      o Health-Chem's stock has been delisted from the American Stock Exchange and is now traded only infrequently on the bulletin board.

      o Health-Chem has recently sold off its most productive assets - the business of its Herculite Products, Inc. and Hercon Environmental Corporation subsidiaries without notifying stockholders or giving them an opportunity to vote.

Meanwhile, Marvin Speiser and his son, Robert, continue to receive more than $870,000 of cash compensation from Health-Chem per year. Marvin Speiser alone received more than $600,000 in 1998. That is more than the value of the entire company in the stock market today. Yet Marvin Speiser's hand-picked "independent" Compensation Committee says "Speiser's compensation reflects his contribution to the Company and the achievement of specific long-term and short-term objectives of the Company."

                               ENOUGH IS ENOUGH!
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      I seek your vote for my nominees who are committed to providing independent management and who will

      o Develop a plan to maximize remaining asset values and will act promptly to implement this plan.

      o Seek to replace Marvin Speiser as Chairman and President and Robert Speiser as Executive Vice President of Health-Chem and challenge their claimed employment contract rights.

      o Review the propriety of the sale of the businesses of Health-Chem's subsidiaries, Herculite Products, Inc. and Hercon Environmental Corporation, and of Health-Chem's York, Pennsylvania property.

      Join us in our efforts to realize the maximum value for all Health-Chem stockholders by immediately signing, dating and marking the enclosed BLUE proxy card.

      Thank you for your support and encouragement.


                                        Sincerely,


                                        Andy E. Yurowitz
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                          IMPORTANT VOTING INSTRUCTIONS

      Shares in Your Name. No matter how many or how few shares you own, please vote FOR the nominees of Andy E. Yurowitz by signing, dating and mailing the enclosed BLUE proxy card promptly.

      Shares in Your Broker's Name. If you own shares in the name of a brokerage firm, your broker cannot vote your shares unless he receives your specific instructions. Please sign, date and mail the enclosed BLUE proxy card in the envelope that has been provided by your broker promptly to be sure your shares are voted.

      Revoking Management's Proxy. If you have already voted management's proxy card you have every right to change your vote by simply signing and mailing the enclosed BLUE card which will automatically revoke your earlier proxy. Only your latest dated proxy will count for the election of directors at the Annual Meeting.

      Questions and Assistance. If you have not received a BLUE proxy card, have any questions or need assistance in voting, please call Georgeson Shareholder Communications Inc., toll-free at 1-800-223-2064.

                                 TIME IS SHORT.

                  VOTE TODAY - ELECT A NEW BOARD OF DIRECTORS!

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